SCHEDULE 14A

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                     INFORMATION REQUIRED IN PROXY STATEMENT
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                (Name of Registrant as Specified in Its Charter)

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

                   (Name of Person(s) Filing Proxy Statement)

                   TEMPLETON VIETNAM OPPORTUNITIES FUND, INC.

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1.       WHEN YOU LAUNCHED THE FUND, YOU OBVIOUSLY HAD HOPES THAT THE VIETNAMESE
         GOVERNMENT WOULD OPEN A STOCK MARKET. THAT HASN'T HAPPENED. TO WHAT DO YOU ATTRIBUTE THE DELAY, AND DO YOU SEE ANY PROSPECT OF AN EQUITY MARKET OPENING ANYTIME SOON? SOME THINK THIS MAY NOT HAPPEN FOR ANOTHER FOUR YEARS, IF THEN. DO YOU AGREE? AND I'D LIKE TO HEAR YOUR THOUGHTS ON THE VIETNAMESE ECONOMY.


         When we launched the Fund, we did rely on Vietnamese government official statements saying that they had plans to open a stock market by 1996. We attribute the delay to changes in government plans regarding how they want to develop their capital market. As indicated in the proxy statement, we believe that "a variety of publicly traded securities of Vietnam companies will not be available to the Fund for some time to come." Regarding the Vietnamese economy, it is humming along and there is a substantial amount of investment being made in the country. However, they have a long way to catch up with some of their neighboring countries.


2. ONE OF MY COLLEAGUES RECALLS YOU BEING QUOTED IN THE EARLY 1990'S AS EXPRESSING SKEPTICISM ABOUT THE WHOLE IDEA OF THE VIETNAMESE SANCTIONING A STOCK MARKET. IS HIS RECOLLECTION ACCURATE?

         He could have been accurate in his recollection. I don't remember. In the early 1990's, it certainly seemed a long way off.

3. YOU NOW WANT TO CHANGE THE CHARACTER OF THE FUND QUITE DRAMATICALLY, LETTING IT INVEST DIRECTLY AND LEND TO VIETNAMESE COMPANIES, AS WELL AS BECOME INVOLVED IN THE LOCAL REAL ESTATE MARKET. DO YOU THINK SHAREHOLDERS AND THE SEC WILL GO ALONG WITH YOUR WISHES?


         We think that shareholders in the Fund have a long term belief in the viability of Vietnamese investments and we have explained our thinking on this in the proxy statement. Our Fund is unlike any other Vietnamese fund since it is SEC registered and listed on the New York Stock Exchange. The shareholders are well aware of what has happened in Vietnam and they (not the SEC) must approve the proposals.


4. WHAT KIND OF OPPORTUNITIES DO YOU SEE IN DIRECT INVESTING, LENDING AND REAL ESTATE? OTHER FUNDS, INCLUDING BETA VIETNAM, TO NAME ONE, HAVE HAD DIFFICULTY INVESTING THEIR ASSETS IN THE OUNTRY. GIVEN YOUR
         WELL-EARNED REPUTATION FOR INSISTENCE ON OPEN ACCOUNTING AND SHAREHOLDER PROTECTION, WHY DO YOU THINK YOU CAN FIND ENOUGH INVESTMENTS THAT WILL SATISFY YOUR HIGH STANDARDS?


         It is not going to be easy but these changes will significantly improve the Fund's chances of more promptly getting invested. We are only interested in co-investing with reputable partners who are willing to put up a substantial portion of the investment themselves. You are absolutely right that our insistence on open accounting and shareholder protection means that the going is rough. No one knows for sure that the job can be done in the deadline facing us in 1997 but we are certainly going to try very hard to meet it while not compromising quality.












5. COMPANIES IN INDIA HAVE GONE TO THE GDR MARKET TO WOO FOREIGN INVESTORS. DO YOU SEE THE SAME OR SIMILAR HAPPENING IN VIETNAM? ALREADY ONE AUSTRALIAN-OWNED VIETNAMESE MINING CONCERN HAS LISTED SHARES IN TORONTO AND AN AIR CONDITIONING MAKER IN HO CHI MINH CITY HAS ISSUED CONVERTIBLE DEBT. ARE MORE OF SUCH DEALS LIKELY, AND WILL THEY PROVIDE OPPORTUNITIES FOR THE FUND?


         I don't see Vietnamese related companies going to the GDR market because that market normally requires a domestic stock market listing and the GDR is a proxy for the domestic listing. However, we do see a number of Vietnamese related companies listing on stock markets all over the world including Canada and Australia where the listing rules allow listings of companies without a long track record. We, however, will not compromise our investment discipline simply because there is a Vietnamese company listing. We have not invested in the Canadian company you mentioned and will not invest in the convertible debt you referred to because we feel that they do not currently offer the returns commensurate with the risks.


6. ASSUMING SHAREHOLDERS AND THE SEC APPROVE OF YOUR PROPOSED CHANGES, ARE YOU PREPARED TO INVEST IN JOINT VENTURES IN VIETNAM?

         Yes, we will invest in joint ventures.

7. HOW WILL THE PROPOSED CHANGES AFFECT THE RISK PROFILE OF THE FUND? ONE COULD ARGUE THAT IT WOULD COME TO RESEMBLE MORE A VENTURE-CAPITAL OUTFIT THAN A TRADITIONAL CLOSED-END FUND. WHAT KIND OF EXPERIENCE DO YOU HAVE IN THIS KIND OF DIRECT INVESTING? WILL YOU HAVE TO BEEF UP YOUR STAFF?


         On the question of risk, as the prospectus made clear and I know you appreciate, all investments in Vietnam companies involve a high degree of risk and are speculative in nature. Starting from this premise, if you refer to risk as commonly understood, I would say that since we will evaluate the investments in the same way as we would listed investments, similar risk factors would apply. There are also specific risks associated with direct equity investments, which are discussed in the Fund's prospectus, and risks associated with lending and with real estate investments, which are discussed in the proxy statement. Would it come to resemble a venture capital fund? No, it would not since we would not be investing in venture-capital projects. The criteria we apply before considering a project include :

         (1) an experienced operator/manager firm with a proven track record
         (2)      a clearly defined and scheduled exit mechanism


         (3)      full government licensing in place.

         Regarding the experience we have had, we have now been in Vietnam for about two years with a team working very hard on these projects and we have already beefed up our staff to handle this work.

8. THE FUND IS NOW TRADING AT AROUND 18% BELOW NAV. SOME MONEY MANAGERS ARE BETTING THAT EVEN IF THE PROPOSED CHANGES GO THROUGH, YOU WILL STILL BE UNABLE TO HAVE 65% OF THE FUND INVESTED IN "VIETNAM COMPANIES", AS DEFINED IN THE PROSPECTUS, BY OCTOBER 1, 1997. IN THAT CASE, WOULD YOU BE OBLIGED TO LIQUIDATE THE FUND? OR WOULD YOU TRY TO CHANGE IT INTO A TRADITIONAL ASIA FUND?











         It remains to be seen if we will be able to get 65% invested by October 1, 1997 after the changes go through. As I stated, we will certainly try. If we are not successful in getting the Fund 65% invested then the directors and shareholders will decide which alternative will be followed. As the prospectus indicates, if by October 1, 1997 at least 65% of the value of the Fund's total assets are not invested in securities of Vietnam companies, management of the Fund will call a shareholder's meeting to vote on a proposal either to modify the Fund's investment policies or to liquidate the Fund's assets. I cannot predict now what our recommendation will be.


9. FINALLY, WHAT HAS THIS EXPERIENCE TAUGHT YOU ABOUT THE CHANGING WAYS OF EMERGING MARKET INVESTING? IF ANYONE HAS SEEN IT ALL, YOU ARE PROBABLY THE ONE. BUT HERE IS ONE AVENUE THAT HASN'T OPENED UP THE WAY YOU EXPECTED. IN HINDSIGHT, WHAT WOULD YOU HAVE DONE DIFFERENTLY?


         Vietnam has borne out our experience that emerging markets do not all behave in the same way and according to any predictable schedule. We knew from the beginning that there was no stock market in Vietnam and two years ago we expected one to be set up sooner than now appears likely. Things have not developed as quickly as we had anticipated. With time and patience I continue to be hopeful that they will.